                                                                    Exhibit 10.G

                       ENVIRONMENTAL INDEMNITY AGREEMENT
                       ---------------------------------

          This ENVIRONMENTAL INDEMNITY AGREEMENT (this "AGREEMENT") is made and entered into as of this 30th day of April, 1997 by HANOVER MARRIOTT LIMITED PARTNERSHIP, a Delaware limited partnership, (the "INDEMNITOR"), in favor of HOST MARRIOTT CORPORATION, a Delaware corporation ("LENDER").

          WHEREAS, Lender has made to Indemnitor a loan (the "LOAN") in the original principal amount of up to Eleven Million Seven Hundred Thousand and No/100 Dollars ($11,700,000.00) pursuant to that certain Loan Agreement of even date herewith between Indemnitor and Lender (the "LOAN AGREEMENT"); and

          WHEREAS, as a condition to making the Loan, Lender has required Indemnitor to indemnify and hold harmless Lender from any Environmental Claim (as such term is defined below), attributable to Hazardous Materials and related to the Mortgaged Property, or any portion thereof;

          NOW THEREFORE, in order to induce Lender to make the Loan and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Indemnitor hereby covenants and agrees with Lender as follows:

          1.  Definitions.  Unless otherwise defined herein, capitalized terms
              -----------
used in this Agreement shall have the meanings ascribed to them in the Loan Agreement.

          2.  Indemnification.
              ---------------

              (a) Indemnitor shall protect, defend, indemnify, and hold harmless Lender and its respective successors and assigns, and the officers, directors, shareholders, and employees of each of them, in each case in their capacities as such (all such other persons and entities being referred to herein individually as an "INDEMNITEE" and collectively as "INDEMNITEES") from and against any and all claims, demands, inquiries, actions, suits, losses, costs, damages, fines, penalties, expenses, liabilities, judgments, proceedings, or injuries that seek to impose any liability on any Indemnitee attributable to Hazardous Materials or any violation of any Environmental Law and arising out of, or relating to the Indemnitor or the Mortgaged Property (each individually, an "ENVIRONMENTAL CLAIM" or, collectively, "ENVIRONMENTAL CLAIMS") which may be imposed upon or incurred by any Indemnitee, provided, however, that the indemnity provided by
                            --------  -------
the Indemnitor to any Indemnitee pursuant to this Agreement shall extend only to Environmental Claims for which the act or activity giving rise to any such Environmental Claims occurred during the period of time in which the Indemnitor was the owner of title to the Mortgaged Property, and in no event shall the Indemnitor be liable in any way under this Agreement for any acts which occurred on, in or around the Mortgaged Property prior to the time at which the Indemnitor became the owner of title to the Mortgaged Property.

              (b) In the event that any investigation or remedial work of any kind ("REMEDIAL WORK") is required by any Environmental Law or is necessary to prevent a material adverse effect on the Mortgaged Property in connection with a release of a Hazardous Material on, in or about the Mortgaged Property, Indemnitor shall perform or cause to be performed all such Remedial Work. All costs and expenses of such Remedial Work shall be paid for by Indemnitor. Any payments made by Indemnitor under this Agreement shall not reduce Indemnitor's obligations under the Loan Documents.

          3.  Covenants of Indemnitor.  Indemnitor covenants and agrees with
              -----------------------
Lender as follows:

              (a) Indemnitor will keep, and will require all operators, tenants, subtenants, licensees and occupants of the Mortgaged Property to keep, the Mortgaged Property free of all Hazardous Materials and in compliance with all requirements of Environmental Laws.

              (b) If Lender obtains reliable information that a material environmental problem may exist on, at or under the Mortgaged Property, Lender may, after consultation with Indemnitor, require that an environmental inspection and audit report with respect to the Mortgaged Property, of a scope reasonably satisfactory to Lender, be prepared by a qualified person selected by Lender, at the sole cost and expense of Indemnitor. If the inspection and audit report discloses that no such material environmental problem exists or may exist, Lender shall reimburse Indemnitor for the cost of the inspection and audit. If such inspection indicates the presence of any Hazardous Materials in violation of any Environmental Law, Indemnitor will undertake and complete all Remedial Work required by any Environmental Law or reasonably necessary to prevent a material adverse effect on the Mortgaged Property.

              (c) Indemnitor shall give immediate written notice to Lender of any information obtained or received by Indemnitor relating to any Environmental Claim. Any notice provided to Lender hereunder shall set forth, in reasonable detail, the nature of such Environmental Claim, and shall include copies of any written documents, notices or instruments relating thereto.

          4.  Binding Effect.  This Agreement shall be binding upon and inure to
              --------------
the benefit of Indemnitor and Indemnitees and their respective heirs, personal representatives, successors and assigns.

          5.  Liability of Indemnitor.  The liability of Indemnitor under this
              -----------------------
Agreement shall in no way be limited or impaired by the provisions of the Loan Documents, or any amendment or modification thereof. This Agreement, and all rights and obligations hereunder, shall survive performance, repayment and release of the obligations evidenced by and arising under the Loan Documents, as well as a transfer of any or all of Lender's rights in the Loan Documents and/or the Mortgaged Property.

          6.  Notices.  All notices, requests and demands to or upon the
              -------
respective parties hereto shall be provided in accordance with SECTION 9.3 of the Loan Agreement.

          7.  Partial Invalidity.  If any provision of this Agreement shall be
              ------------------
determined to be unenforceable in any circumstances by any court of competent jurisdiction, then the balance of this Agreement nevertheless shall be enforceable, and the subject provision shall be enforceable in all other circumstances.

          8.  Delay.  No delay on Lender's part in exercising any right, power
              -----
or privilege hereunder or under any of the Loan Documents shall operate as a waiver of any such privilege, power or right.

          9.  Interest on Unpaid Amounts.  All amounts required to be paid or
              --------------------------
reimbursed to any Indemnitee hereunder shall bear interest from the date of expenditure by such Indemnitee or the date of written demand to any Indemnitor hereunder, whichever is earlier, until paid to Indemnitee(s) at the Default Interest Rate.

          10. Governing Law.  This Agreement and the rights and obligations of
              -------------
the parties hereunder shall in all respects be governed by, and construed and enforced in accordance with, the laws of the State of Maryland.

          IN WITNESS WHEREOF, Indemnitor has executed this Agreement under seal as of the date first set forth above.

                       HANOVER MARRIOTT LIMITED PARTNERSHIP, a Delaware limited partnership

                       By:  Marriott Hanover Hotel Corporation, general partner

                            By:   P.K. Brady
                                  ----------------------------------------------
                                  Patricia K. Brady
                                  Vice President

                                                                [Seal]

                                       3